Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-191905) of Constellium N.V. of our report dated April 4, 2014 relating to the financial statements, which appear in this Form 20-F.

PricewaterhouseCoopers Audit

/s/ Olivier Lotz

Olivier Lotz

Partner

Neuilly-sur-Seine, France

April 22, 2014